UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
September 18, 2026

DOORDASH, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-39759	46-2852392
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
303 2nd Street, South Tower, 8th Floor
San Francisco, California 94107
(Address of principal executive offices) (Zip Code)
(650) 487-3970
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value of $0.00001 per share	DASH	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On September 17, 2026, DoorDash, Inc. (the “Company”) filed (i) a certificate of conversion with the Secretary of State of the State of Delaware and (ii) articles of conversion with the Secretary of State of the State of Nevada, pursuant to which the reincorporation of the Company from the State of Delaware to the State of Nevada (the “Nevada Reincorporation”) became effective on September 18, 2026, at 12:02 a.m. Pacific Time (the “Effective Time”). At the Effective Time:

•	the Company’s state of incorporation changed from the State of Delaware to the State of Nevada; and

•
the affairs of the Company ceased to be governed by the laws of the State of Delaware and the Company’s existing restated certificate of incorporation and amended and restated bylaws, and instead became governed by the laws of the State of Nevada and the articles of incorporation filed with the Secretary of State of the State of Nevada (the “Nevada Charter”) and the bylaws approved by the Company’s board of directors (the “Nevada Bylaws”).

The Nevada Reincorporation did not result in any change in the business, jobs, management, properties, location of any offices or facilities, number of employees, obligations, assets, liabilities, or net worth (other than as a result of the costs related to the Nevada Reincorporation) of the Company. The Nevada Reincorporation did not materially affect any of the Company’s material contracts with any third parties, and the Company’s rights and obligations under those material contractual arrangements continue to be the rights and obligations of the Company after the Nevada Reincorporation. In connection with the Nevada Reincorporation, the Company also entered into or will enter into a new indemnification agreement with each of its executive officers and directors in the form filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

At the Effective Time, each outstanding share of Class A common stock, par value $0.00001 per share, of the Delaware corporation (the “Delaware Class A Common Stock”) automatically converted into one outstanding share of Class A common stock, par value $0.00001 per share, of the Nevada corporation (the “Nevada Class A Common Stock”), and each outstanding share of Class B common stock, par value $0.00001 per share, of the Delaware corporation (the “Delaware Class B Common Stock”) automatically converted into one outstanding share of Class B common stock, par value $0.00001 per share, of the Nevada corporation (the “Nevada Class B Common Stock”). Stockholders do not have to exchange their existing stock certificates or book-entry entitlements for new stock certificates or book-entry entitlements. At the Effective Time, each outstanding warrant, option, restricted stock unit, equity or equity-based award, or right to acquire shares of Delaware Class A Common Stock or Delaware Class B Common Stock automatically became a warrant, option, restricted stock unit, equity or equity-based award, or right to acquire an equal number of shares of Nevada Class A Common Stock or Nevada Class B Common Stock, as applicable, under the same terms and conditions. The Nevada Class A Common Stock continues to be traded on the Nasdaq Global Select Market under the symbol “DASH.”

Certain rights of the Company’s stockholders were changed as a result of the Nevada Reincorporation. A more detailed description of the Plan of Conversion, Nevada Charter, Nevada Bylaws, and the effects of the Nevada Reincorporation is set forth in the definitive Information Statement on Schedule 14C filed by the Company with the Securities and Exchange Commission on August 27, 2026. Copies of the Plan of Conversion, Nevada Charter, and Nevada Bylaws are filed as Exhibits 2.1, 3.1, and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Plan of Conversion
3.1	Articles of Incorporation of DoorDash, Inc.
3.2	Bylaws of DoorDash, Inc.
10.1	Form of Indemnification Agreement between DoorDash, Inc. and each of its directors and executive officers.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOORDASH, INC.

Date: September 18, 2026	/s/ Tia Sherringham
Tia Sherringham
General Counsel and Secretary